As filed with the Securities and Exchange Commission on August 3, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Health Sciences Acquisitions Corporation 2

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

40 10th Avenue, Floor 7

New York, NY 10014

(646) 597-6980
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roderick Wong, MD

40 10th Avenue, Floor 7

New York, NY 10014

(646) 597-6980

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 (212) 407-4990 — Facsimile	Christian O. Nagler Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4660 (212) 446-4900 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration Number 333-239922

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security being registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Ordinary Shares, $0.0001 par value	1,625,000	$10.00	$16,250,000	$2,109.25

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended. Health Sciences Acquisitions Corporation 2 (the “Registrant”) hereby incorporates by reference into this registration statement the contents of the Registration Statement on Form S-1 (Registration No. 333- 239922), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on August 3, 2020 (the “Prior Registration Statement”). This registration statement is being filed solely to increase the number of ordinary shares being offered in the public offering. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 333-239922), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Maples and Calder.
23.1	Consent of WithumSmith+Brown, PC
23.2	Consent of Maples and Calder (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 3rd day of August, 2020.

HEALTH SCIENCES ACQUISITIONS CORPORATION 2

By:	/s/ Roderick Wong
Name:	Roderick Wong, MD
Title:	President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roderick Wong, MD and Naveen Yalamanchi, MD his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Roderick Wong	President, Chief Executive Officer and Chairman of the Board (Principal	August 3, 2020
Roderick Wong, MD	Executive Officer)

/s/ Naveen Yalamanchi	Executive Vice President, Chief Financial Officer and director (Principal	August 3, 2020
Naveen Yalamanchi, MD	Accounting and Financial Officer)

/s/ Pedro Granadillo	Director	August 3, 2020
Pedro Granadillo

/s/ Michael Brophy	Director	August 3, 2020
Michael Brophy

/s/ Stuart Peltz	Director	August 3, 2020
Stuart Peltz

/s/ Carsten Boess	Director	August 3, 2020
Carsten Boess